Exhibit 16.1

September 30, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 24, 2004, of REMEC, Inc. and are in agreement with the statements contained in the paragraphs one, two, four, five, six, seven and nine therein.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraphs three, eight or ten of Item 4.01 of the above referenced filing.

/s/ Ernst & Young LLP